Exhibit 10.13

SALARIES AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

Base Salaries

Name and Principal Position	Base Salary as of March 1, 2007 (on an annualized basis)		Base Salary beginning April 1, 2007 (on an annualized basis)
John W. Elias Chairman of the Board, President and Chief Executive Officer	$350,000		$400,000
Michael G. Long Executive Vice President and Chief Financial Officer	$227,000	(1)	$238,000
John O. Tugwell Executive Vice President and Chief Operating Officer	$235,000	(1)	$246,000

(1)           Reflects increase in base salaries effective October 1, 2006.

Certain Other Compensation

Executive officers may receive awards, from time to time, under the Incentive Plan of Edge Petroleum Corporation, as amended and restated, and participate in an annual cash bonus plan, which is described, with respect to 2006, in Exhibit 10.14 to this Form 10-K.  Messrs. Long and Tugwell also participate in the Company’s 401(k) plan, on the same basis as other employees, pursuant to which certain matching contributions are made by the Company.  In the case of Mr. Elias, the Company pays the premiums on term life insurance.  The Company’s proxy statement for its annual meeting for 2006 contained, and its proxy statement for its annual meeting for 2007 will contain, additional information regarding compensation of executive officers.